UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2007

StockerYale, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	000-27372	04-2114473
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

32 Hampshire Road
Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

(603) 893-8778

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 26, 2007, StockerYale, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Smithfield Fiduciary LLC, a fund of which Highbridge Capital Management, LLC is the trading manager. Pursuant to the terms of the Securities Purchase Agreement, for an aggregate purchase price of $2,300,000, the Company sold and issued to Smithfield Fiduciary LLC (i) 2,000,000 shares of Common Stock of the Company at a per share purchase price of $1.15 (a discount to the 30 day trading average) and (ii) a Warrant to Purchase Common Stock (the “Warrant”) to purchase 1,000,000 shares of Common Stock of the Company at an exercise price of $1.72 per share. The Warrant expires on the tenth anniversary of the date of issuance.

The Warrant and the shares of common stock issued and sold pursuant to the Securities Purchase Agreement were issued and sold pursuant to the exemption from the registration and prospectus delivery requirements of the Securities Act of 1933 under Section 4(2) thereof and Rule 506 of Regulation D as a sale by the Company not involving a public offering. No underwriters were involved with the issuance and sale of such securities.

The Company and Smithfield Fiduciary LLC also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) under which the Company agreed, at its sole expense, within seven Business Days (as defined in the Registration Rights Agreement), to file a registration statement to register for resale under the Securities Act of 1933, as amended, the shares issuable upon exercise of the Warrant and the shares of common stock issued and sold to Smithfield Fiduciary LLC pursuant to the Securities Purchase Agreement.

The Company plans to use the net proceeds from the transaction with Smithfield Fiduciary LLC for general corporate purposes, including to invest in its information technology infrastructure and to accelerate operational improvements.

The foregoing descriptions of the Securities Purchase Agreement, the Warrant, the Registration Rights Agreement and the transactions contemplated therein and thereby do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements and instruments, which are filed as exhibits hereto and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Item 1.01 is hereby incorporated by reference into this item.

Item 9.01 Financial Statements and Exhibits.

(d) The exhibits listed in the Exhibit Index below are filed with this report.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

StockerYale, Inc.

Date: January 29, 2007

	By:	/s/ Marianne Molleur
Marianne Molleur
Senior Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated as of January 26, 2007, by and between StockerYale, Inc. and Smithfield Fiduciary LLC.

10.2	Registration Rights Agreement, dated as of January 26, 2007, by and between StockerYale, Inc. and Smithfield Fiduciary LLC.

10.3	Warrant to Purchase Common Stock, dated as of January 26, 2007, issued by StockerYale, Inc. to Smithfield Fiduciary LLC.